Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements  on Form S-3 (No. 333-227297) and Forms S-8 (Nos. 333- 238962; 333-16998; 333-105483; and 333-97049) of Everest Re Group, Ltd. of our report dated March 1, 2021 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 1, 2021